[AMERICAN BEACON FUNDS LOGO]

Attention: American Beacon Large Cap Value Fund and Small Cap Value Fund Shareholders!!!


The Special Meeting of Shareholders has been adjourned to August 27, 2008. The purpose of the Meeting is to approve a new Investment Management for the Funds. If you have not voted yet, we urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the Meeting as scheduled.

                      Please Vote Your Proxy Now!

                           1-866-412-8384

A Proxy Specialist is available to answer your questions, look up your proxy control number and record your vote.
* Monday through Friday, 9:30 am - 9 pm ET
* Saturday, 10 am - 6 pm ET


You may also vote on the Internet at www.proxyvote.com by entering your control number. If you have any additional questions or need your control number, please call 1-866-412-8384.


Distributed by Foreside Fund Services, LLC. American Beacon Funds is a service mark of American Beacon Advisors, Inc.